UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2021

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock No Par Value	LINC	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion in Board Size

On August 5, 2021, the Board of Directors (the “Board”) of Lincoln Educational Services Corporation (the “Company”) increased the size of the Board from nine directors to ten directors, effective immediately on that date.

Appointment of Director

On August 5, 2021, at a meeting of the Board and upon the recommendation of the Nominating & Corporate Governance Committee, the Board appointed Felecia Pryor as an independent director to fill the vacancy created by the increase in the size of the Board.  Ms. Pryor will serve until the Company’s 2022 Annual Meeting of Shareholders, when she will be subject to re-election to the Board by a vote of the Company’s shareholders, or until her earlier resignation or removal.

At the meeting, the Board also appointed Ms. Pryor to the Compensation Committee.

Felecia Pryor currently serves as the Executive Vice President and Chief Human Resources Officer of BorgWarner, Inc., an American multinational automotive supplier, and previously served as its Global Vice President, HR Morse Systems from October 2018 to March 2019.  Prior to joining BorgWarner, Ms. Pryor served in various management roles with Ford Motor Company, an American multinational automaker, including HR – Global Director, Personnel Organization & Planning from 2018 to 2019, ASEAN Region – Bangkok, Thailand, VP, HR from 2016 to 2018 and Asia Pacific Region – China Ford Research & Engineering Center HR Director from 2014 to 2016. She has twenty years of progressive human resources experience. Ms. Pryor holds a Bachelor of Arts degree in criminal justice from Valdosta University and a Master’s degree in public administration from Florida Atlantic University. Additionally, she has a Juris Doctor degree from Thomas M. Cooley Law School.

There are no arrangements or understandings between Ms. Pryor and any other persons pursuant to which Ms. Pryor was selected as a director. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Ms. Pryor, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Pryor is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.1	Press Release issued by Lincoln Educational Services Corporation dated August 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: August 6, 2021

	By:	/s/ Alexandra M. Luster
Name:	Alexandra M. Luster
Title:	SVP & General Counsel